Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-231950 and 333-234788) and Form S-8 (Nos. 333-224847, 333-228557, 333-230187 and 333-239355) of Equitable Holdings, Inc. of our report dated February 24, 2021 relating to the financial statements and financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2021